UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Soliciting Material Pursuant to Section 240.14a-12
TECUMSEH PRODUCTS COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was distributed by Tecumseh Products Company on November 17, 2008.

100 East Patterson Street Tecumseh, Michigan 49286 www.tecumseh.com

FOR IMMEDIATE RELEASE
Contact:
Teresa Hess
Director, Investor Relations
Tecumseh Products Company
734-585-9507
PROXY Governance Recommends Shareholders Vote GOLD Proxy Card
AGAINST Herrick Foundation Proposal
•	Third Recommendation by Leading Proxy Advisory Firm AGAINST Herrick Foundation Proposal in Past Two Weeks
ANN ARBOR, Mich., Nov. 17, 2008 — Tecumseh Products Company (NASDAQ: TECUA, TECUB), a leading global manufacturer of compressors and related products, today announced that PROXY Governance, Inc., a leading proxy and corporate governance advisory firm, has recommended the Company’s shareholders use the Company’s GOLD proxy card. In doing so, PROXY Governance is recommending a vote AGAINST a proposal made by the Herrick Foundation to remove two independent directors from Tecumseh’s Board of Directors at the special meeting of shareholders to be held on Friday, Nov. 21, 2008.
The PROXY Governance report, issued on Nov. 14, is the third recommendation made by a leading proxy advisory firm against the Herrick Foundation’s proposal in the past two weeks. In reports published on Nov. 6 and Nov. 12, respectively, Glass Lewis and RiskMetrics Group (formerly ISS) also recommended that the Company’s shareholders vote against the Herrick Foundation’s proposal.
As part of its recommendation supporting the Company’s current Board of Directors, PROXY Governance noted the following key findings:
•	“As a referendum on their oversight, this shareholder vote should clearly, overwhelmingly ratify the performance of the incumbent directors.”

•	“Led by Banks and Risley, this board has taken the clear-eyed but difficult action of removing from executive office those members of the founding family who were increasingly unable to deliver a coherent strategy and robust results. In less than two years since ousting CEO T. Herrick, the board has also develop[ed] a comprehensive strategy which undid many of the recent strategic missteps, restored a positive net cash position for the first time in five years, realigned the corporate structure to reflect and leverage its international scale and scope, and recruited a new management team to deliver its revived strategic plan over the next three years.”

•	“By contrast, we note that the [Herricks’] only business strategies — disgorge cash and sell the company — reflect more a sense of risk avoidance than a balanced assessment of the company’s prospects — including a much stronger balance sheet, a more appropriate organizational structure with a new executive team to lead it, tightly-focused ongoing operations, and a strong brand.”

•	“[W]hile PROXY Governance generally supports proposals to eliminate dual class stock structures, we believe the more measured management plan — which will result in both increased liquidity and a significant market premium for Class B shareholders, while minimizing the cost to Class A shareholders — strongly underscores the board’s willingness to take on difficult issues while acting in the best interests of all shareholders.”

•	“While we find no reason to doubt the abilities of the two [Herrick] nominees as directors, we question whether a qualified and independent board would believe a ‘cut-your-losses’ strategy is appropriate for a company which has just recently exited its strategic blunders, laid solid foundations for the future, and whose real value is all before it.”

•	“Because we believe the incumbent directors targeted for recall, in leading the removal of a prior management team unable to deliver on the company’s potential, implementing a robust strategic plan, and recruiting a strong executive team to help deliver it, have demonstrated effective oversight and substantial commitment to increasing value for all shareholders, we do not support this recall proposal.”
“We are pleased that yet another respected and independent third party, PROXY Governance, has recommended that shareholders vote against the Herrick Foundation proposal to remove two of the Company’s independent directors, and in favor of the Company’s current Board,” said Ed Buker, chairman, president and CEO of Tecumseh Products Company.
Buker concluded: “For more than a year, Tecumseh’s leadership has focused on enhancing our Company’s performance through the development and implementation of a sound, long-term strategic plan. The consistently positive analysis of our efforts, made by three highly regarded proxy advisory firms, provides an important validation of our strategic direction and results to date. We strongly encourage our shareholders to consider these findings and vote to support our current Board and management team as we continue modernizing our corporate governance and capital structure, and increasing the value of the business.”
Tecumseh strongly urges all shareholders to vote the Company’s GOLD proxy card today AGAINST the Herrick Foundation’s proposal to remove two of the Company’s independent directors (PROPOSAL 1) and to discard any white or other proxy cards they may have received from the Herrick Foundation. If shareholders have voted on a white proxy card, but now wish to vote AGAINST the Herrick Foundation proposal — as recommended by RiskMetrics Group, Glass Lewis, PROXY Governance and the Company’s Board of Directors — please vote the Company’s GOLD proxy card. Only shareholders’ latest dated proxies will determine how their shares are to be voted at the upcoming shareholders’ meeting.
For questions or assistance with voting Class B shares on the GOLD proxy or to request a copy of the Company’s proxy statement or a GOLD proxy card, shareholders should contact: Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038; Shareholders Call Toll Free: 1-866-203-1198 and Banks and Brokers Call: 212-440-9800.

About Tecumseh Products Company
Tecumseh Products Company is a full-line independent global manufacturer of hermetically sealed compressors for residential and commercial refrigerators, freezers, water coolers, dehumidifiers, window air conditioning units and residential and commercial central system air conditioners and heat pumps.
Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company’s Internet web site at http://www.tecumseh.com.
Cautionary Statements Relating to Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as “expects,” “should,” “may,” “believes,” “anticipates,” “will,” and other future tense and forward-looking terminology.
Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) the success of our ongoing effort to bring costs in line with projected production levels and product mix; ii) financial market changes, including fluctuations in foreign currency exchange rates and interest rates; iii) availability and cost of materials, particularly commodities, including steel and copper, whose cost can be subject to significant variation; iv) changes in business conditions and the economy in general in both foreign and domestic markets, the condition of which may magnify other risk factors; v) weather conditions affecting demand for replacement products; vi) actions of competitors; vii) our ability to maintain adequate liquidity in total and within each foreign operation; viii) the effect of terrorist activity and armed conflict; ix) economic trend factors such as housing starts; x) emerging governmental regulations; xi) the ultimate cost of resolving environmental and legal matters; xii) our ability to profitably develop, manufacture and sell both new and existing products; xiii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiv) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) increased or unexpected warranty claims; and xviii) the ongoing financial health of major customers. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Other Important Information
Tecumseh Products Company has filed a definitive proxy statement and other relevant documents concerning the special meeting with the United States Securities and Exchange Commission (“SEC”) on October 24, 2008. Before soliciting proxies, the Company will provide shareholders with the definitive proxy statement. The Company advises shareholders to read the definitive proxy statement because it contains important information. Shareholders may obtain free copies of the definitive proxy statement and other documents the Company files with the SEC at the SEC’s website at www.sec.gov. They may also access a copy of the company’s definitive proxy statement by accessing www.tecumseh.com. In addition, shareholders may obtain a free copy of the definitive proxy statement by contacting Georgeson Inc. toll free at (866) 203-1198 (banks and brokers call (212) 440-9800).
The Company, its directors, some of its executive officers and certain other of its employees are participants in the solicitation of proxies in respect of the matters to be considered at the special meeting. Information about the participants is set forth in the definitive proxy statement. Information about the participants’ direct or indirect interests in the matters to be considered at the special meeting is also contained in the proxy statement referred to above.
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